Exhibit 4.19


                                                                       Exhibit I


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAW AND NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF MAY BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.


No. 2002-1                                                        60,000 Shares



               WARRANT TO PURCHASE SHARES OF CLASS A COMMON STOCK

                                       OF

                          INTERNET COMMERCE CORPORATION


                  This is to Certify That, FOR VALUE RECEIVED, ING Capital, LLC, with its principal executive offices at 1325 Avenue of the Americas, New York, NY 10019 (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant (this "Warrant"), from Internet Commerce Corporation, a Delaware corporation (the "Company"), at any time or from time to time during the period beginning on July 11, 2002 (the "Commencement Date"), until a corresponding date in the year 2007 (the "Expiration Date"), 60,000 fully paid, validly issued and nonassessable shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Common Stock") at a price of $3.58 per share (subject to adjustment pursuant to Paragraph (b)(i) hereof) (the "Exercise Price"). The shares of Common Stock deliverable upon such exercise are hereinafter sometimes referred to as "Warrant Shares."

         (a) EXERCISE OF WARRANT. This Warrant may be exercised in whole in accordance with the provisions of the proceeding paragraph at any time or in part from time to time on or after the Commencement Date and until 5:00 p.m., New York City Time, on the Expiration Date; provided, however, that if such day is a day on which banking institutions in the State of New York are authorized or required by law to close, then on the next succeeding day which shall not be such a day.

                  (i) This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form, annexed hereto, duly executed and accompanied by payment of the Exercise

Price in the form of a wire transfer or Federal funds check for the number of Warrant Shares specified in such form; or

                  (ii) All or any part of this Warrant may be exercised on a "cashless" basis, by stating in the Purchase Form such intention and the maximum number (the "Maximum Number") of shares of Common Stock the Holder desires to purchase in consideration of cancellation of Warrants in payment for such exercise. The number of shares of Common Stock the Holder shall receive (the "Cashless Exercise Number") upon such exercise pursuant to this Paragraph
(a)(ii) shall equal the difference between the Maximum Number and the quotient that is obtained when the product of the Maximum Number and the then current Exercise Price is divided by the then Current Market Price per share (as that term is defined in Paragraph (a)(iii) hereof).

                  (iii) For the purpose of any computation under Paragraph
(a)(ii) hereof, the "Current Market Price per share" of Common Stock as of the exercise date shall be deemed to be the average of the daily "Market Price" (as that term is defined in this Paragraph (a)(iii)) during the ten (10) consecutive trading days commencing fifteen (15) trading days before such date of exercise, except that, if on any such date the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on the over-the-counter market, the Current Market Price shall be the Market Price on such date. As used herein, the term "Market Price" shall mean, on any day specified herein, the amount per share of Common Stock, equal to either (a) the last reported sale price per share of such Common Stock, regular way, on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices thereof, regular way, on such day, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (b) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a National Market System security by The Nasdaq Stock Market, the last reported trading price per share of Common Stock on such day, (c) if there shall have been no trading on such day or if the Common Stock is not designated as a National Market System security by The Nasdaq Stock Market but has been designated as a SmallCap security by The Nasdaq Stock Market or is quoted on The Nasdaq Stock Market's (or any successor market's) over-the-counter market or on its electronic bulletin board, the average of the closing bid and asked prices per share of Common Stock on such day as shown by The Nasdaq Stock Market's (or any successor market's) automated quotation system, over-the-counter market or electronic bulletin board, as the case may be, or (d) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted on The Nasdaq Stock Market, over-the-counter market, or electronic bulletin board, the fair value thereof (as of a day which is within twenty (20) days of the day as of which the determination is to be made) determined in good faith by the Board of Directors of the Company.

As soon as practicable after each such exercise hereof, but not later than seven
(7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, if any, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

         (b) ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. (i) In the event the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Exercise Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Change of Shares and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such Change of Shares. Such adjustment shall be made successively whenever such an issuance is made.

                  (ii) Upon each adjustment of the Exercise Price pursuant to Paragraph (b)(i) hereof, the total number of shares of Common Stock purchasable upon the exercise of this Warrant shall be such number of shares (calculated to the nearest tenth) purchasable at the Exercise Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after giving effect to such adjustment.

                  (iii) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation or other entity and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation or other entity of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that the Holder of this Warrant shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that would have been purchased upon exercise in full of this Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph (b). The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the corporation or other entity purchasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the Holder of this Warrant such shares of stock, securities or property as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and the other obligations of the Company under this Warrant. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                  (iv) No adjustment of the Exercise Price will be made if the effect thereof would be to increase the Exercise Price above the Exercise Price in effect immediately prior to such adjustment, other than in connection with a combination of outstanding shares. This Warrant certificate shall continue to express the Exercise Price per share and the number of shares of Common Stock purchasable hereunder as the Exercise Price per share and the number of shares of Common stock purchasable therefor as were expressed in this Warrant certificate when the same was originally issued even though an adjustment or change in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of this Warrant has occurred, and this Warrant shall thereafter be exercisable, at such adjusted Exercise Price, for such adjusted number of shares of Common Stock.

                  (v) After each adjustment of the Purchase Price pursuant to this Paragraph (b), the Company will promptly prepare a certificate signed by the Chairman, the President or the Chief Financial Officer of the Company setting forth: (1) the Exercise Price as so adjusted, (2) the number of shares of Common Stock purchasable upon exercise of this Warrant after such adjustment, and (3) a brief statement of the facts accounting for such adjustment. The Company will promptly cause a copy of such certificate to be sent by ordinary first class mail to the Holder of this Warrant at such Holder's last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of any such adjustment.

         (c) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

         (d) REDEMPTION OF WARRANT. (i) If at any time beginning 180 calendar days after the Commencement Date, and only if all the Warrant Shares may be sold in whole (whether pursuant to an effective registration statement or otherwise), the closing bid price per share of the Common Stock shall exceed 200% of the Exercise Price for a period of thirty (30) consecutive Trading Days (as defined below) ending no more than five (5) days prior to the date fixed for redemption pursuant to paragraph (d)(ii) hereof, the Company, at its option, may redeem the Warrant at a price of $.10 per Warrant (the "Redemption Price").

                  (ii) The Company may exercise its redemption right by giving a Redemption Notice (in the form attached hereto) to the Holder no more than thirty (30) and no less than ten (10) calendar days before the date fixed specified in the Redemption Notice for redemption. On and after the date fixed for redemption, the Holder shall have no rights with respect to the Warrant represented hereby except to receive the Redemption Price per Warrant upon surrender of this Warrant.

                  (iii) As used in this Section (d), the term "Trading Days" shall mean any day on which trading takes place on the principal market on which the Common Stock trades, or, if the Common Stock is not listed for trading on any recognized market or exchange, a day on which a sale transaction occurs with respect to such Common Stock.

         (e) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of like tenor and of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the assignment form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. As a condition of such assignment, however, such assignee shall deliver to the Company an opinion of counsel to the effect that registration of such transfer under the Securities Act of 1933, as amended, and applicable state securities laws is not required. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which or for which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         (f) RESTRICTIVE LEGEND. Each Warrant Share, when issued, shall include a legend in substantially the following form:

         THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

         (g) HOLDER NOT DEEMED STOCKHOLDER. The Holder of this Warrant shall not, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised this Warrant in accordance with the provisions hereof.

         (h) AGREEMENT OF WARRANT HOLDERS. The Holder of this Warrant, by such Holder's acceptance thereof, consents and agrees with the Company that:

                  (i) This Warrant is transferable only on the registry books of the Company by the Holder thereof in person or by his attorney duly authorized in writing and only if this Warrant certificate is surrendered at the office of the Company, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company in its sole discretion; and

                  (ii) The Company may deem and treat the person in whose name this Warrant certificate is registered as the holder and as the absolute, true and lawful owner of this Warrant for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary.

         (i) GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

         (j) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and its respective successors and assigns, and the registered Holder from time to time of this Warrant certificate. Nothing in this Warrant is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

         (k) TRANSFER TAXES. The issuance of certificates for shares of Common Stock shall be made without charge for any tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the Holder, the Company shall not be required to issue or deliver any stock certificate or certificates unless and until the Holder has paid to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid or is not due.

         (l) In case at any time the Company shall propose to:

                  (i) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends) to all holders of Common Stock; or

                  (ii) issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

                  (iii) effect any reclassification or change of outstanding shares of Common Stock, or any consolidation or merger with or into any corporation or other entity in which the Company is not the surviving corporation or any sale, lease or conveyance of all or substantially all of its assets; or

                  (iv) effect any liquidation, dissolution or winding-up of the Company (whether voluntary or involuntary);

then, and in any one or more of such cases, the Company shall give written notice thereof, by certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear on the books of the Company, mailed at least fifteen (15) days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined, or (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance, liquidation, dissolution or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for shares of stock or other securities or property, including cash, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance, liquidation, dissolution or winding-up.

         (m) This Warrant may not be amended by the Company without the prior written consent of the Holder; any amendment to which the Holder so consents shall bind its successors and permitted transferees and assigns.



                                          INTERNET COMMERCE CORPORATION



                                          By:
                                             -----------------------------------

                                          Name:  G. Michael Cassidy
                                          Title: President and Chief Executive
                                                 Officer

[SEAL]

Dated:  July 11, 2002

Attest:


___________________________________
Walter M. Psztur, Secretary

                                  PURCHASE FORM


                  The undersigned hereby exercises his or its rights to purchase _______ shares of Common Stock covered by the within Warrant, and tenders payment herewith in the aggregate amount of $________, including (i) $_______ by certified or bank cashier's check, and/or (ii) cancellation of Warrants to purchase shares of Common Stock based upon a Maximum Number (as therein defined) of ______, in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

 ----------------------------------------------------------------

 ----------------------------------------------------------------

 ----------------------------------------------------------------
(Print Name, Address and Social Security or Tax Identification Number)

and, if such number of shares of Common Stock shall not be all the shares of Common Stock covered by the within Warrant and the remaining portion of the within Warrant be not cancelled in payment of the Exercise Price, that a new Warrant for the balance of the shares of Common Stock covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

----------------------------------------------------------------

 ----------------------------------------------------------------

 ----------------------------------------------------------------
(Print Name, Address and Social Security or Tax Identification Number)

Dated: _________________                    Name:___________________
                                                       (Print)

Address:________________________________________________________

                                                  -----------------------------
                                                  (Signature)

                                                  -----------------------------
                                                  (Signature Guarantee)

                                                  -----------------------------
                                                  (Signature Guarantee)

                                 ASSIGNMENT FORM



         FOR VALUE RECEIVED,_________________________ hereby sells, assigns and transfers unto



Name
     ------------------------------------------------
       (Please typewrite or print in block letters)

Address
        ---------------------------------------------

the right to purchase shares Class A Common Stock represented by this Warrant to the extent of _______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint________________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date:_________________________


Signatures___________________________________

                                REDEMPTION NOTICE


To:   Name:
                    -----------------------------------
      Address:
                    -----------------------------------



                  The Company hereby irrevocably elects to exercise its redemption right under the Warrant dated as of July 11, 2002 to purchase shares of Class A Common Stock of the Company and hereby redeems, for $ per Warrant (the "Redemption Price"), at 5:00 p.m., New York City time, on _______________, 200__ (the "Redemption Date"), all of such Warrants. Please be aware that presentation and surrender of the Warrant in exercise of the Holder's right to purchase Class A Common Stock will only be accepted, in accordance with the terms of Paragraph (a) ("EXERCISE OF WARRANT") of the Warrant, until 5:00 p.m. New York City Time on the Redemption Date. Thereafter, the holder of the Warrants will only be entitled to receive the Redemption Price.


Dated:          , 200_

                                       INTERNET COMMERCE CORPORATION



                                       By:
                                           ------------------------------------
                                       Name:
                                       Title: